UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 3.02 (Unregistered Sales of Equity Securities) is hereby incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On January 24, 2007, Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), issued and sold an aggregate of 2,200,000 shares of its Series D Convertible Preferred Stock (“Series D Preferred Stock”) at a price of $3.00 per share, for an aggregate purchase price of $6.6 million in cash, pursuant to a Series D Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”) among the Company and the investors. The investors were funds managed by GLG Partners LP and Fortress Investment Group LLC. In connection with the transaction, the Company also (a) issued the investors warrants to purchase an aggregate of 440,000 additional shares of Series D Preferred Stock with an exercise price of $4.00 per share and an expiration date of January 24, 2009, and (b) issued to certain of the investors warrants to purchase an aggregate of 2,200,000 shares of Series D Preferred Stock with an exercise price of $3.50 per share and an expiration date of May 15, 2007, in exchange for the cancellation and surrender of warrants to purchase Common Stock held by such investors with an exercise price of $3.50 per share of Common Stock and an expiration date of March 9, 2007.

The Series D Preferred Stock has no voting rights, except as required by Nevada law. Each share of Series D Preferred Stock is convertible into one share of the Company’s Common Stock. However, no holder may convert any or all of the shares of Series D Preferred Stock held by such holder if and to the extent that such conversion would cause such holder to be a beneficial owner of more than nine and nine-tenths percent (9.9%) of the Common Stock, as determined under Rule 16a-1(a)(1) under the Securities Exchange Act of 1934, as amended. Holders of the Series D Preferred Stock have the right to participate in any dividends declared by the Company on the Company’s Common Stock on an as-if-converted basis.

In connection with this offering, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. All of the investors are “accredited investors” as such term is defined in Rule 501 of Regulation D. The investors were given access to complete information concerning the Company. The investors have represented that they have acquired the shares for investment purposes. Restrictive legends were placed on the certificates issued to the investors.

The Company has agreed to file a registration statement with the Securities and Exchange Commission to register the offer and sale of the shares of Common Stock into which the shares of Series D Preferred Stock may be converted for resale under the Securities Act by the investors as soon as practicable but in no event later than the earlier of (a) 20 days after the Company files its Annual Report on Form 10-K for the year ended December 31, 2006 or (b) 90 days after January 24, 2007, and thereafter to use commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January 22, 2007, the Company filed a Certificate of Amendment to Certificate of Designation with the Nevada Secretary of State increasing, from 2,500,000 to 7,340,000, the total number of authorized shares constituting the Series D Preferred Stock. The Certificate of Amendment to Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

3.1	Certificate of Amendment to Certificate of Designation of Series D Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: January 24, 2007	By:	/s/ Michael J. Holmes
Michael J. Holmes,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Designation of Series D Convertible Preferred Stock.